UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Act of 1934

Date of Report (Date of earliest event reported): February 7, 2005

WILD OATS MARKETS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-21577 (Commission File Number)	84-1100630 (I.R.S. Employer Identification No.)

3375 Mitchell Lane

Boulder, Colorado 80301

(Address of principal executive offices, including zip code)

(303) 440-5220

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02 (a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 7, 2005, the Company concluded that the Company’s interim financial statements as of and for the three and six months periods ended June 28, 2003 included in its Quarterly Report on Form 10-Q filed for the period ended June 28, 2003 (and the three and six month periods ended June 28, 2003, presented on a comparative basis in its Quarterly Report on Form 10-Q for the period ended June 26, 2004), its interim financial statements as of and for the nine months ended September 27, 2003 included in its Quarterly Report on Form 10-Q for the period ended September 27, 2003 (and the nine months ended September 27, 2003, presented on a comparative basis in its Quarterly Report on Form 10-Q for the period ended September 25, 2004), and the quarterly financial information and certain disclosures included in its Annual Report filed on Form 10-K for the period ended December 27, 2003, should no longer be relied upon due to an error in recording legal contingencies and restructuring reserves, as described below. The determination that these financial statements could no longer be relied upon was made by the Audit Committee of the Board of Directors of Wild Oats Markets, Inc., after consultation with management of the Company. An authorized officer of the Company discussed with the Company’s former independent registered public accounting firm the matters disclosed in this filing.

During its review of the restructuring reserves for the quarter ended June 28, 2003, the Company incorrectly understated its adjustment to accrue for the remaining lease obligation for a closed store site in Phoenix, Arizona, in the amount of $500,000 due to the commingling of litigation and lease-related reserves in the supporting reserve schedules. During the quarter ended December 27, 2003, the Company recorded an adjustment to accrue for additional litigation related restructuring reserves for this closed store site, which was overstated by $500,000 due to the commingling of litigation and lease-related reserves noted above. As a result of the restatement, restructuring expense will be increased by $500,000 for the quarter ended June 28, 2003 and decreased by the same amount for the quarter ended December 27, 2003, with no net income or cash flow impact on fiscal year 2003 as a whole. To correct this error, the Company intends to file restated financial statements and related disclosures for the year ended December 27, 2003 in an amended Form 10-K/A, and  file restated interim financial statements for the affected periods in amended Quarterly Reports on Form 10-Q/A for the periods ended June 26, 2004 and September 25, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Wild Oats Markets, Inc.

(Registrant)

By: /s/ Freya R. Brier

Freya R. Brier

Executive Officer

Date: February 10, 2005